American Realty Capital February 11, 2014 Corporate Restructuring and First Allied Contribution 1

=--> Cautionary Note Regarding Forward-Looking Statements Information set forth in -looking statements” (as this presentation contains Securities Exchange Act of 1934, as amended), which Capital”) regarding -looking statements future involve a number of risks, uncertainties andevents. The forward other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the agreements and the transactions contemplated by the Letter Holdings Inc.of (“First Allied”) will be executed or consummated, expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to negotiate or agree on definitive documentation contemplated by the Letter of Intent; the inability to obtain requisite approvals for the acquisition, including the approval of RCS Capital’s stockholders; market volatility; unexpected potential contribution, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the transaction contemplated by the Letter of Intent. Additional factors that may affect future results are contained in RCS Capital’s filings with the Securities and website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. 2 2

=--> Pro Forma Revised Organizational Structure Public Stockholders RCAP Holdings, LLC Class A Common Stock Class A Common Stock (35.3 million shares)(1); (2.5 million shares)(1) and One share Class B Common Stock(2) 100% Equity Ownership(3) RCS Capital Holdings, LLC 100% Equity Ownership Independent Investment Wholesale Investment Retail Advice Banking & Distribution Management Services Capital Markets (1) Class A common stock is entitled to one vote per share. (2) The one outstanding share of class B common stock is entitled to a number of votes equal to the number of votes entitled to be cast by all holders of class A common stock plus one. (3) Other than LTIP Units held by RCS Capital Management, LLC Note: Acquisitions of Cetera, Hatteras, Summit Brokerage Services, Investors Capital Holdings, J.P. Turner, and First Allied are pending. The Legend Group is a subsidiary of First Allied. 3 2

Restructuring and Contribution Overview RCS Capital has implemented steps to simplify its corporate structure to facilitate the creation of the second largest independent financial advice network in the United States The Restructuring and the First Allied Contribution are intended to: Increase reporting transparency Eventually align all shareholders in a single class of stock thereby reducing organizational complexity Consolidate the operations of First Allied The steps undertaken include: Exchange by RCAP Holdings, LLC of approximately 24.0 million class B operating subsidiary units for an equal number of class A common shares and concurrent cancellation of an equal number of class B common shares Entry into a letter of intent with RCAP Holdings, LLC to contribute First Allied in exchange for 11.3 million class A common shares (the “First Allied Note: The Restructuring and the First Allied Contribution are part of an overall plan to restructure the ownership of RCS Capital and simplify its corporate structure that also includes the recently announced acquisitions and certain other transactions and that is intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended. 4 2

Restructuring Prior to the Restructuring, equity capitalization consisted of:RCS Capital’s 2.5 million class A common shares 24.0 million class B common shares Each class B common share: Has no economic rights Has 4x the voting rights of a class A common share In addition, our certificate of incorporation provides that the class B shares will always have a majority of the aggregate voting rights of RCS Capital(1) After the Restructuring, equity capitalization consists of:RCS Capital’s Approximately 26.5 million class A common shares 1 class B common share (1) Other than those matters under Delaware law upon which class A common shares vote as a single class. 5 2

First Allied Contribution First Allied will be contributed to RCS Capital at a valuation of $207.5M Consideration consists of approximately 11.3 million class A common shares Consideration based on “cost plus Allied An appropriate carrying cost was added to the purchase price paid by the seller when First Allied was agreed to be acquired in June 2013 Carrying cost was approved by a special committee of the board of directors 6 2

=--> Transaction Rationale Restructuring Simplifies corporate structure Better alignment of shareholder interests Allows for eventual elimination of majority holder voting control Facilitates ownership of common stock by institutional owners Increases direct free cash flow available for debt service, which is a positive for company credit ratings First Allied Contribution Will consolidate First Allied operations as an indirect subsidiary of RCS Capital 100% stock consideration aligns management with Will increase outstanding equity capitalization of RCS Capital Management believes this will accelerate integration of other announced independent retail advice acquisition targets 7 2